Form C

Cover Page

Name of issuer:

Modbook Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 2/2/2012

Physical address of issuer:

18341 Sherman Way
Suite 100
Los Angeles (Reseda) CA 91335

Website of issuer:

http://www.modbook.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

66,667

Price:

$2.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000.5; interests will be sold in increments of $1.50. After the first $100,000.5, interests will be sold in increments of $2.

Target offering amount:

$100,000.05

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$363,764.00	$386,328.00
Cash & Cash Equivalents:	$24,559.00	$12,031.00
Accounts Receivable:	$0.00	$14,249.00
Short-term Debt:	$602,442.00	$577,330.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$78,530.00	$132,373.00
Cost of Goods Sold:	$42,645.00	$89,605.00
Taxes Paid:	$0.00	$0.00
Net Income:	($241,079.00)	($268,579.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Modbook Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Andreas Haas	CEO	Modbook Inc.	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Andreas Haas	Director	2012
Andreas Haas	CEO	2012
Andreas Haas	Secretary	2012
Andreas Haas	President	2012
Andreas Haas	CFO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
MSW Investments LTD	511.0 Voting Common Stock	39.6
Haas Living Trust	620.0 Voting Common Stock	48.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Investment in the Company is suitable only for individuals who are financially able to withstand total loss of their investment. While the Company has developed a business plan it believes in good faith has a reasonable chance of success, the projections made by the Company are ultimately speculative and involve the possibility of a total loss of investment, due to any number of considerations.

The Company is relying on Just-in-Time manufacturing to efficiently manage its cash flow and avoid tying up monies in production parts that could become obsolete when third parties whose products the Company relies upon are updating their products. The Company is targeting completed products to remain less than 8 days in inventory and is accordingly planning manufacturing based on its sales forecast. This may cause the Company to lose out on sales due to a potential inability to sufficiently scale manufacturing to timely respond to unexpected demand or fill large unit orders. This also prevents the Company from engaging with certain sales and distribution partners that would require the Company to carry inventory at such partner, which could negatively affect the Company's ability to penetrate certain target markets and achieve its goals in such markets.

The Company's products require for their basic function certain third party products, including but not limited to certain models of the MacBook Pro product line from Apple Inc. Such third party products undergo changes from time to time, in which case the Company's products may no longer function with such changed third party products. In such an event, the Company will have to invest in research and development to restore its products' function and interoperability with the changed third party products. Such required restoration may cause delays in product availability or even require the termination of products where such restoration is not feasible, either which in turn may cause a material adverse effect on the Company's results of operations and financial condition, and the Company may not be able to achieve its goals.

The Company's core product line are macOS-based tablet computers. This type of computer is not currently offered by Apple Inc. and Company's management is satisfied that this situation will not change in the foreseeable future. However, sales of the Company's current core product line would be subjected to material adverse effects should Apple Inc. launch a competing macOS-based tablet computer.

The Company is comprised of a small but highly skilled team. The loss or death, especially of Andreas Haas (CEO / Lead Engineer) could severely impair the company's ability to implement their plans.

The Company could be harmed in the event of the death or disability of Founder Andreas Haas. Likewise, key team members could leave or become unable to serve, decreasing the Company's ability to achieve its goals. The Company has engaged global resources for some of its components. Political risks, natural disasters, communication outages and other factors can make team members or key suppliers unavailable or otherwise impact our ability to keep operating at projected efficiencies.

In order to successfully execute its business plan, the Company is dependent on its founder, management, and sponsors in combination with attracting, recruiting, developing and retaining qualified personnel to meet its growth goals. Retaining qualified personnel or locating and hiring replacements, if any, could be costly and may require the Company to grant equity rewards or incentive compensation, which could have a materially adverse effect on the Company's financial results and any potential investment. Any loss of any such persons through untimely death, unwillingness to continue or other unidentified conditions, could have a materially adverse effect on the company and its business.

The Company will allot some portion of the proceeds from the offering for unspecified working capital. The proceeds from the offering could be used by the Company in the ways management deems most effective in meeting the Company's goals. This means that although the Company definitely has plans for the proceeds (focused on marketing, sales, product launch, and expanding product lines), the Company will ultimately have the discretion to allocate the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific areas that investors could evaluate. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and ultimately cause an investor to lose all or portion of his or her investment. Accordingly, any portion of the proceeds from this offering could be used for the purpose that the Company deems to be in its best interest in order to address new opportunities and changed or unforeseen circumstances. As a result, the Company's success will be substantially dependent upon its discretion and judgment with respect to application and allocation of such portion of the proceeds in the manner that the investors do not agree and investor may have no recourse.

Revenue projections for the Company may change or be diminished. The Company's success depends mainly on its ability to collect revenue from the sale of its to be newly launched product and other developing product lines. The company may generate but retain some or all of the earnings for the development and expansion of its business and product lines accordingly, and choose not to make distributions to the shareholders. If the Company does not generate enough revenue, its business, financial condition, and operating results will be materially adversely impacted.

Fluctuations and uncertainty in the broader economic climate could have an adverse effect on consumer and business confidence, limiting non-critical expenditures and affecting the Company's revenue. It is possible that increasing financial pressures and other economic factors (such as rising healthcare costs, declining incomes, increasing unemployment, tax increases and projected rising interest rates) may limit the income required to purchase high-performance technology and may adversely affect both business and customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on the investor's investment.

An increase in the cost of components and/or raw materials could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of specific components, raw materials, glass and other materials used by the Company. The Company may also be adversely affected by shortages of components or raw materials. In addition, energy costs increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volumes, sales and operating profit, and this could have an adverse effect on the investor's investment.

Even if the Company reaches or exceeds its revenue goals, and the investor wants immediate access to the then net worth of the investment, the investor may need to wait until a liquidity event, and there are no guarantees one will occur.

Most markets, including the market for technology companies, are not predictable. While we may be able to sell the company for its technology, business model, intellectual properties, team or other factors, there is no guarantee that it will become profitable or that it can or will be sold. Even if a sale does occur, there is no guarantee that investor returns will be positive, nor sold for an amount that allows the investor to recoup their investment, or make a profit.

An investor may not realize a return on their investment and could lose their investment. Investors should carefully review this Agreement and these Risk Factors and consult with their attorneys, tax advisors, and/or business advisors prior to participating in this offering.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: We intend to use the funding to move the Modbook Pro X into pre-production, and cover key business cost for marketing, fundraising advisors, and legal.

If we raise: **$200,000**

Use of Proceeds: We intend to use the additional funding to complete pre-production on the Modbook Pro X, expand our sales support and marketing teams for the US product launch, and general working capital.

If we raise: **$400,000**

Use of Proceeds: We intend to use the additional funding to produce and ship the Modbook Pro X, build our B-to-C sales team and launch our marketing campaigns associated with the US product launch..

If we raise: **$600,000**

Use of Proceeds: We intend to use the additional funding to increase our marketing efforts for the product launch in the US, build out our B-to-B sales and customer support teams, and fund the marketing efforts associated with expanding the product launch worldwide.

If we raise: **$1,070,000**

Use of Proceeds: We intend to use the additional funding to build-up a launch inventory ahead of the product launch and for the 2017 year-end/holiday season. In addition we would invest in certain select production equipment to bring the manufacturing of some parts in-house, reducing our cost-of-goods and increasing our profit margin.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Securities Offered:

Common Stock
Share price $1.50 for investors who invest the first $100,000.5 of funds in this offering. $2 for investors who invest after the first $100,000.5 in this offering has been met.

Voting Rights:
The undersigned will receive Non-Voting Common Stock if the Aggregate Purchase Price is less than $50,000 and Voting Common Stock if the Aggregate Purchase Price is equal or higher than $50,000 .

Warrants:

If the Aggregate Purchase Price is equal or higher than $10,000 but less than $20,000, the undersigned will be entitled to purchase (the "Issued Warrants") from the Company (i) the same number of shares, issued pursuant to this Section 1(a) above, (ii) of Non-Voting Common Stock, duly authorized, validly issued, fully paid and nonassessable (the "Warrant Shares"), (iii) at the Aggregate Purchase Price per Warrant Share (subject to adjustment as provided herein, the "Warrant Exercise Price"), and (iv) all subject to the terms, conditions and adjustments set forth below in this subscription agreement (the "Subscription Agreement").

If the Aggregate Purchase Price is equal or higher than $20,00, the undersigned will be entitled to purchase (the "Issued Warrants") from the Company (i) twice the number of shares, issued pursuant to this Section 1(a) above, (ii) of Non-Voting Common Stock, duly authorized, validly issued, fully paid and nonassessable (the "Warrant Shares"), (iii) at the Aggregate Purchase Price per Warrant Share (subject to adjustment as provided herein, the "Warrant Exercise Price"), and (iv) all subject to the terms, conditions and adjustments set forth below in this subscription agreement (the "Subscription Agreement").

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Voting Common Stock	3,000,000	1,292,218	Yes
Non-Voting Common Stock	3,000,000	739,321	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	n/a
Options:	450,000

Describe any other rights:

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation (per Articles of Incorporation):
The holders of the Voting Common Stock shall have the exclusive voting rights on all matters requiring a vote of the stockholders except as provided by law, including the election of directors, and are entitled to one vote for each share of Voting Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). The holders of the Non Voting Common Stock shall have no voting rights except as provided by law and, in the event of any liquidation, dissolution, sale or merger of the Corporation in which proceeds are distributed to the holders of the Voting Common Stock, the holders of the Non Voting Common Stock will share in pari passu with the Voting Common Stock in any such proceeds. Voting rights shall be the only distinction in the rights, preferences, privileges and restrictions of the Voting Common Stock and the Non Voting Common Stock; provided that the Board may elect to declare and distribute dividends only on the Voting Common Stock without declaring an identical dividend on the Non Voting Common Stock if any such dividends are not distributed to the stockholders holding all of the Voting Common Stock of the Corporation.

Options may be exercised into Voting Common Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Yes, investors with investment of $50k or more will have voting rights with additional share ownership rights a specified in the subscription agreement including the right to vote your shares and participate in all shareholder meetings in person or by proxy. As an investor holding "Voting Common Stock" you will receive the same investor updates as our other investors with voting powers. In these updates, we share our strategy for the coming year, our short and mid-term execution plans, and overall progress.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the principal shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the principal shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The principal shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Common Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Common Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both Common Stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

We have two loans:
-$90k outstanding balance - Creditor: Bank of Hemet, Line of is an unsecured facility that renews every 12 mos. in February. Used as working capital. 3.25% APR. Remaining $25,213. Renewed 6/2017
- $60,049 outstanding - Creditor: Guaranteed Loan through Modbook CEO Andreas Haas, Maturity Date: 6/2018, MPR: 4.35%
A Reduction in outstanding interest will be applied if loan is repaid upon successful financing prior to Maturity Date.

On 12/28/12 the company advanced funds to Andreas Haas (CEO) in amount totaling $107,397, secured by notes payable. The notes have a ten-year term from their date of origination. The notes accrue simple interest annually at a rate linked to the Internal Revenue Service Applicable Federal Rate in effect for the year.

On 04/15/15 2015 the Company advanced funds to Lance Avington (Employee) in amount totaling $43,221, secured by notes payable. The notes have a ten-year term from their date of origination. The notes accrue simple interest annually at a rate linked to the Internal Revenue Service Applicable Federal Rate in effect for the year.

As of 12/31/16 we had $423,724 in outstanding undelivered Kickstarter rewards. These rewards will be delivered following the launch of the upcoming Modbook Pro X and, in accordance with the applicable Kickstarter terms, at the discretion of the Company.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Regulation D, Rule 506(b)	Priced Round	$516,230	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

On 12/28/12 the company advanced funds to Andreas Haas (CEO) in amount totaling $107,397, secured by notes payable. The notes have a ten-year term from their date of origination. The notes accrue simple interest annually at a rate linked to the Internal Revenue Service Applicable Federal Rate in effect for the year.

There is a $60,049 loan outstanding - Creditor: Guaranteed Loan through Modbook CEO Andreas Haas, Maturity Date: 6/2018, MPR: 4.35%

On 04/15/15 2015 the Company advanced funds to Lance Avington (Employee) in amount totaling $43,221, secured by notes payable. The notes have a ten-year term from their date of origination. The notes accrue simple interest annually at a rate linked to the Internal Revenue Service Applicable Federal Rate in effect for the year.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Modbook Inc is a pre-revenue consumer products company that plans to focus on building top tier, full-featured pen-enabled macOS-based tablet/laptop convertible computer systems, and intends to derive 100% of its revenue from such sales.

Like Shelby for Ford and AMG for Mercedes in the car industry, Modbook fills a high-end niche by transforming genuine Apple laptops into macOS-based tablet computers. The MacBook Pro base systems come from Apple, Modbook makes the conversion kits and performs the transformations, and the customers receive their shrink wrapped Modbook tablet solutions, custom built to their individual specifications.

This unique approach has enabled us to always be a respectful Mac citizen and to keep our solutions 100% Mac Developer guidelines compliant. This not only earned us our accepted place in the Apple ecosystem, Apple itself is among the oldest customers purchasing Modbook solutions, it also ensures that our Modbook tablet computers support all macOS applications out of the box - if the application runs on the MacBook Pro base system it will run on the respectively converted Modbook system.

Modbook will be focussing its sales and marketing efforts on the Mac segment of the growing pen hardware solutions market, primarily targeting the creative industries, which exceeded $1.8 Billion in 2016 with about 351,000 users. These users typically spend over $5 thousand to stitch together Apple high-end notebooks with other 3rd-party pen hardware like Wacom pen-enabled displays or windows tablets. However these workarounds are cumbersome, inefficient, and ultimately lacking when compared to the smooth and powerful all-in-one solutions Modbook is intending to provide.

Apple's current extremely successful business model is built on an effective and deeply ingrained platform strategy of distinctively splitting their mobile offerings into macOS-based notebooks vs. iOS-based iPhone/iPad tablets. It is this strategy that creates the need for Modbook products in the first place and at the same time protects our targeted market niche from a potential intrusion by Apple, or as Apple's CEO Tim Cook says: "Apple feels strongly that customers are not looking for a converged Mac and iPad". In 2016, Apple's winning business strategy generated an estimated $275bn in revenues from over 210m satisfied customers, whereas Modbook's niche barely represents ⅔ of 1% of Apple's business. In order to address the needs of Modbook's $1.8 Billion revenue / 351,000 user market Apple would have to abandon their two-platform strategy, which for the foreseeable future seems highly unlikely.

Key Milestones

- August 2004: Andreas Haas begins developing the first Tablet Mac.
- January 2007: Andreas Haas wins Best of Show at MacWorld for 1st. Generation Modbook
- Jannuary 2009: Andreas Haas and Steve Wozniak debut first 15-inch Modbook preview at MacWorld
- February 2012: Modbook Inc established.
- October 2012: Modbook Pro orders begin with launch of ecommerce platform.
- September 2014: Kickstarter for Modbook Pro X closes with $403k.
- June 2016: Modbook Pro X initial development complete.
- February 2017: Final design re-vamp complete. Modbook Pro X becomes the first Touchbar-enabled, convertible laptop/tablet computer
- June 2017: Modbook Pro X development complete, incorporating latest Apple hardware upgrades

Financial Condition and Liquidity

Our product requires proven cutting edge technology to meet the needs of our customer base. As such, it has taken several years to develop the advanced, high end version we are planning to launch this year. This has required capital raises to fund research and product development.

At the end of 2012, drawing from several preliminary development milestones we had reached, we began a limited retail production of a field test product line, the Modbook Pro. as a means to effectively evaluate our technologies and product design, as well as to learn, build, thoroughly test and optimize key business processes Modbook will require to become a successful computer hardware business. We intend to end the field test once we begin the full-scale commercial launch of our upcoming flagship product, the Modbook Pro X.

Our field test product line has gained limited exposure in most of our target markets. During our field test phase, we generated average revenues of $57.5k/month on a monthly burn rate of $38.5k/month As an early-stage company, our operating history is very limited, making it difficult to assess the Company's present and future financial condition. Revenues generated through 2016 were generated from our field test product line. With the launch of the upcoming Modbook Pro X being our primary revenue generator, we expect both our revenues and burn rate to increase. We target revenues to increase to $810k /month on a monthly burn rate of $144k/month. There is no guarantee that the field test product line will continue to generate revenue or that the planned launch of the upcoming Modbook Pro X will produce revenue sufficient to support operations and continued growth of the company.

Given Modbook's limited operating history, we cannot reliably estimate how much revenue we will receive in the future, if any.

Capital Resources

To date, the company has been primarily financed through the CEO and founders, equity investments, limited sales of the field test product line, line of credit and short-term loans totaling $3.14m to date. Included therein and representing about 46% of the total are revenues of $1.45m derived from field test product line sales.

Modbook may need to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that Modbook will receive any investments from investors.

It is important to emphasize that although we have a 5 year operating history, the revenue and expenses we incurred in the past have very little to do with the scale of our business model going forward. Modbook is a startup looking to conduct its first full-scale product launch and scale its business model into a commercial enterprise. We have not reached growth stage as of yet.

Cash On Hand

We currently earn zero revenue and as of late July, given our monthly burn rate of 11k, we anticipate using our available cash within 3-4 months with our anticipated expenses. Modbook seeks to raise $1M through Reg CF financing, targeting Q4 of 2017. This financing will be used to launch the sales and marketing campaigns associated with US & Worldwide product launch, complete pre-production on the Modbook Pro X, build-up a launch inventory ahead of the year-end holiday season, and investing in production equipment to bring some manufacturing processes in-house.

Equity Crowdfunding Campaign

An existing 506(c) accredited investor round has collected $217,096 on $1,381,164 in reservations to date. This fundraising round is not closed and therefore is not listed in Section 25 (Past Rounds).

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.modbook.com/investors

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird Modbook Subscription Agreement + Warrant Exercise Agreement
Modbook Subscription Agreement + Warrant Exercise Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Andreas Haas

Appendix E: Supporting Documents

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.

CLOSING IN 6 HOURS
Invest until 11:59pm EDT on Apr 30

INVEST IN MODBOOK

We Make the Mac Tablets That Apple Won't

"Architects, designers, and animators are just a few of the over 369k creative Mac professionals buying tablets in 2017 for a lot more than email and internet access. These users need the power, performance, and portability of a laptop but also require advanced pen capabilities to draft, design, and create wherever they are. No single system has existed with this unique combination — until now! The upcoming Modbook is for Mac users demanding the best creative computing tool in the world.

Andreas Haas
CEO & LEAD ENGINEER, MODBOOK



FOLLOW US FOR UPDATES
4 UPDATES 274 FOLLOWERS
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323
investors

$262,163
raised of $100K-$1.07M goal

$100 min **INVEST**
by Wefunder Portal LLC

Priced Round
$4.01M pre-money valuation | **$2.00**/share
If you invest, you believe Modbook will be worth more than $4.01M in the future. Investors in the first $100,000.5 of securities will receive a $3.008M valuation.

Unlike rewards or donation-based crowdfunding, when you invest in Modbook on Wefunder you own a piece of Modbook as an owner!

EARLY BIRD BONUS: $3.01M Valuation

Investors who fund up to the first $100K of this fundraise will invest at a $3.01M pre-money valuation ($1.50/share).

INVESTOR PERKS

$250+ One fully transferable voucher for $300 off any Modbook Pro X purchase.

$500+ The fully transferable voucher extended to $600 off any Modbook Pro X purchase + be entitled to be memorialized as a Modbook Investor on our website and recognized as one of the people that made our venture possible. You will also be invited to participate in our investors-only Meet-The-Creative live-streaming events.

$750+ The fully transferable voucher extended to $900 off any Modbook Pro X purchase + Everything else of the above.

$1,000+ All of the above, plus you will be invited to join our Modbook Special Tribute Club, propose and help decide on which Special Tribute Editions (for example commemorating the next Marvel Universe motion picture) we will be building for charity events and other marketing initiatives. Club members also get early access to Modbook sales and product launches before the general public.

$2,000+ All of the above, plus you will receive a 5-year membership in our Modbook Platinum Customer Club, which includes a 15% store discount on every Modbook product (can not be used with any other coupon or offer), and the exclusive ability to purchase select not-for-resale Special Tribute Edition product builds. Once we've launched the upcoming Modbook Pro X, you will also be able to book one of our Modbook Pro X demo units for up to 5 days (subject to availability).

$5,000+ All of the above, plus you will be invited to join our Modbook Design Advisory Board and participate in the shaping and fine-tuning of the look and feel of our brand, marketing and products.

$10,000+ All of the above, plus you will receive one stock warrant for every one share you purchase when investing in this offering. Each warrant entitles you, at any time during the next five years, to purchase one additional share of Non-Voting Common Stock at the same price paid when making your investment in this offering. In addition, you will also receive a private invitation for you plus one guest to visit our company in Los Angeles, check out our prototypes and preproduction models, and discuss future projects and product roadmaps over dinner with our founder.

$12,500+ All of the above, plus you will receive a free Modbook Pro X conversion kit (the "Kit"; does not include the required Apple 15-inch Retina MacBook Pro base system), valued at USD 2,499 MSRP, after the Kit has been made commercially available to the public, and after initial customer orders have been filled.

$20,000+ All of the above, plus you will receive one more stock warrant, for a total of two stock warrants, for every one share you purchased when investing in this offering. Each warrant entitles you, at any time during the next five years, to purchase one additional share of Non-Voting Common Stock at the same price paid when making your investment in this offering.

$50,000+ All of the above, plus all your purchased shares will be "Voting Common Stock" with additional ownership rights as specified in the Subscription Agreement including the right to vote your shares and participate in all shareholder meetings in person or by proxy. As an investor holding "Voting Common Stock" you will receive the same investor updates as our other investors with voting powers. In these updates, we share our strategy for the coming year, our short and mid-term execution plans, and overall progress. All warrants issued will remain to be convertible into Non-Voting Common Stock".

$100,000+ All of the above, plus all warrants issued will be convertible into Voting Common Stock.

OUR AMBITION

With your support, Modbook will become the go-to solution for Mac creative professionals seeking pen, power, performance and portability in a single package, as well as anyone who simply demands the most from a portable Mac tablet. By supporting the mobile community of creatives with tools that empower them and deliver them a life without compromise, we are in a position to seize this growing $1.9 billion market opportunity.

KEY FACTS

- $1.6 million in funds raised to date
- Modbook is the only maker of Mac tablet computers on the market
- $2.8 million in orders generated by previous generation Modbook Pro
- $403,824 raised through our Top 100 Kickstarter success
- Installed base of over 3,000 Modbook users in 70 countries

DOCUMENTS

- MBI-WF17_Offering_PitchDeck_201708a.pdf
- MBI-WF17_Offering_Terms_201708a.pdf
- MBI-WF17_In-Depth_Apple_201708a.pdf
- MBI-WF17_In-Depth_Wacom_201708a.pdf
- MBI-WF17_In-Depth_Modbook_Marketing_Strategy_201708a.pdf
- Video Transcript

modbook.com *from Los Angeles (Reseda) CA*

TECH HARDWARE RETAIL DESIGN ELECTRONICS MANUFACTURING MOBILE CONSUMER ELECTRONICS

Why I Like Modbook

Modbook's CEO Haas' Apple background was really what sold me on investing. Who better to create a solution like this than someone who's been on the inside? It's an added bonus that his solution is not competing with Apple but making them money instead.



Mike Costache
MANAGING PARTNER @ KROWDMENTOR

Forget the Microsoft Surface: the Modbook Pro X is a Mac/iPad hybrid ... the only way [it] will ever become a reality.
Cult Of Mac

Modbook Tablet Is a Designer's BFF.' Impressively versatile... formidable engineering kung fu.
Wired

The Modbook Pro is a remarkable achievement and perfect for those who demand portability.
TechCrunch

Modbook's CEO Haas' Apple background was really what sold me on investing. Who better to create a solution like this than someone who's been on the inside? It's an added bonus that his solution is not competing with Apple but making them money instead.
Mike Costache
MANAGING PARTNER @ KROWDMENTOR

For me, the investment in Modbook Inc. was a no-brainer once I had the chance to get my hands on the Pro X. Between the crystal clear retina display, to the ability to use a pen, it's going to be a game-changer for creatives.
Andrew Beegle
EXECUTIVE PRODUCER & CO-FOUNDER, DOS OUTLAWS

Modbook Pro: Yes, there is an OS X tablet and it's been available since 2012 | ZDNet
A tablet running OS X has been a pipe dream for some and a Los Angeles-based company, Modbook, has been making one since 2012. Since Apple doesn't sell nor license the OS to third parties, the Modbook Pro takes a radical approach.
November 18, 2015 @ zdnet.com

Apple iPad Pro Copycat: Modbook Pro X Transforms MacBook Into Enormous Dual OS X Windows Tablet
Los Angeles-based company Modbook rips open Apple's 13-inch MacBook Pro, takes out the guts, and converges the hardware into its own OS X tablet called the Modbook Pro. The souped-up hybrid is designed for avid artists and designers who want to sketch on their tablet and need a more powerful OS.
November 18, 2015 @ idigitaltimes.com

The Convertible MacBook Is The Most Impressive Tablet Yet
Apple may make a laptop and a tablet, but nothing they've put out thus far has the capability to be both at once. A portable Bluetooth keyboard on an iPad only does so much, and there's no way an iPad's processor can replicate an actual MacBook.
August 11, 2014 @ supercompressor.com

The Convertible MacBook Is The Most Impressive Tablet Yet
Apple may make a laptop and a tablet, but nothing they've put out thus far has the capability to be both at once. A portable Bluetooth keyboard on an iPad only does so much, and there's no way an iPad's processor can replicate an actual MacBook.
August 11, 2014 @ thrillist.com

จับ Macbook Pro แปลงโฉมให้เป็นแท็บเล็ตสเปคเทพ! | เว็บแบไต๋
จับ Macbook Pro แปลงโฉมให้เป็นแท็บเล็ตสเปคเทพ!
August 4, 2014 @ beartai.com

Modbook Pro X Can Turn Your Retina MacBook Pro Into A OS X Tablet [Video] | Redmond Pie
Does that iPad Air just not cut it for you? Do you really, and we mean really need more power than an iPad can afford or simply need to use so-called real apps? Is money no object in the pursuit of something that Apple is unwilling to offer?
July 31, 2014 @ redmondpie.com

Modbook Pro X Transforms Your MacBook Pro Into A OS X Tablet (video)
Modbook has been transforming Apple Macbook Pro laptops into touchscreen tablets for quite some time but for their latest creation the Modbook Pro X the company has taken to the Kickstarter crowd funding website.
July 31, 2014 @ geeky-gadgets.com

The Modbook Pro X Turns Your Retina MacBook Pro into a Graphics Tablet
TechCrunch reports "Modbook has been making tablets out of Mac portables for years, combining the Apple computers with Wacom digitizers to let digital artists have all-in-one graphics-creating powerhouses that run full OS X software and come with ample pressure sensitivity." Read More
July 31, 2014 @ digitalmediawire.com

Modbook Pro X: turn your 15' MacBook into a tablet
In terms of crazy, this thing's up there with rabid dogs, the Joker from Batman, and standing on the left side of London Underground escalators on a Monday morning. Californian firm Modbook Inc. are offering MacBook Pro owners the chance to have their beloved laptop's innards chucked about until they're left with a ruddy OSX tablet.
July 31, 2014 @ t3.com

Modbook Pro X turns a Retina MacBook Pro into a tablet paired with a stylus
Ever wish Apple made a convertible MacBook Pro that let you use it in tablet mode like a Lenovo Yoga 2 Pro? If you have some big bucks lying around, and you want something like what we just described that badly, a company by the name of Modbook will be happy to provide you with that service.
July 31, 2014 @ digitaltrends.com

Modbook Pro X
Ever wondered what a Retina MacBook Pro will look like when converted to a tablet? Turns out it's going to be awesome. Even better, you can have your existing unit turned into one with the Modbook Pro X.
July 31, 2014 @ coolthings.com

'Modbook Pro X' Tablet Based on 15-Inch Retina MacBook Pro Debuts on Kickstarter
Modbook, the company with a history of offering pen-based Mac tablets using the internals of Apple's notebooks, is announcing a new Kickstarter campaign today to support the launch of a new Modbook Pro X based on the 15-inch Retina MacBook Pro.
July 30, 2014 @ macrumors.com

Modbook Pro X vuelve para convertir los Macbook Pro retina en tablet
Modbook es un nombre que quizas no suene a muchos pero si decimos que son los que estan detras de la idea de convertir Macbook en tablet quizas a mas de uno se le encienda la bombilla. Hace mas de dos anos presentaron su segundo modelo llamado Modbook Pro, el cual convertia un Macbook de aquella epoca en una tablet.
July 30, 2014 @ applesfera.com

Modbook launches Kickstarter campaign for Modbook Pro X Mac tablet
The custom Mac tablet, the Modbook, is back-this time with a souped-up, 15.4-inch display and the latest Mac hardware under the hood. To make this dream a reality, however, Modbook is asking that you fund a Kickstarter campaign for the Modbook Pro X, which will cost a minimum of $2,000 apiece.
July 30, 2014 @ pcworld.com

Always wanted a Retina MacBook Pro tablet? Now you can have one
Apple's latest MacBook Pro models are things of beauty, but if you've ever wished one of them could be converted into a powerful tablet, there's now a Kickstarter campaign just for you. Modbook announced the Kickstarter-exclusive launch of Modbook Pro X, the company's most ambitious hardware project to date.
July 30, 2014 @ techradar.com

Modbook Pro X turns a Retina MacBook into a convertible 2-in-1
Do you ever look at all of those Windows 2-in-1s and wish you could have one that runs Apple software? Well, the creative folks at Modbook are at it again, this time taking the guts of the newest Retina MacBook Pro and turning it into something akin to a giant OS X-running Surface on steroids.
July 30, 2014 @ newatlas.com

Modbook Pro X converts the Retina MacBook Pro into a 15-inch tablet
Modbook is ready to sell you the tablet of your dreams
July 30, 2014 @ http

Modbook Pro X : la tablette a base de MacBook Pro Retina
Avant l'iPad, il y a eu le Modbook. La specialite de ce constructeur est le recyclage de MacBook dont il retire le clavier, et rajoute un ecran Wacom afin de transformer le tout en tablette.
July 30, 2014 @ macg.co

Modbook Pro X recreates MacBook Pro Retina as uber-tablet
MacBook-to-tablet convertor Modbook is back with a new model, the Modbook Pro X, turning the latest MacBook Pro into a pen-enabled graphics powerhouse for designers and artists. Building on the 15.4-inch Pro which Apple updated yesterday, the new Modbook slate repositions the 2880 x 1800 Retina display into a new form-factor complete with shortcut keys on the back.
July 30, 2014 @ slashgear.com

Modbook's next project is the convertible MacBook Apple won't make

Before the iPad, people who wanted an Apple tablet could buy something called the " Modbook" from a company named Axiotron. For $2,279, the company would take a regular white plastic MacBook, take it apart, and reassemble it inside a purpose-built tablet case with a Wacom digitizer and stylus installed.
July 30, 2014 @ arstechnica.com

How to get the touchscreen Retina MacBook Pro of your dreams

Apple has never been all that keen on the idea of releasing a MacBook with a touchscreen, even if it has been toying with the idea of releasing a larger "iPad Pro." Just because Apple isn't going to release a touchscreen MacBook, however, doesn't mean that a bold entrepreneur on Kickstarter won't give it a shot.
July 30, 2014 @ bgr.com

Modbook announces $4k 15-inch pen-based OS X tablet built w/ new Retina MacBooks

Following up the last Modbook Pro tablet the company is currently selling made from a converted mid-2012 MacBook Pro , today Modbook is back with the announcement of a 15-inch ModBook tablet that uses the new Retina MacBooks Apple just refreshed this week as its guts.
July 30, 2014 @ 9to5mac.com

Modbook Announces 'Modbook Pro X' Tablet Based on New 15-Inch Retina MacBook Pro [Video]

Modbook today announced the Modbook Pro X, a 15.4-inch Mac-based pen tablet computer, and launched a Kickstarter campaign to complete development and start production of the device. An innovative computer modification product, the Modbook Pro X incorporates the original hardware of a Retina-display Apple MacBook Pro 15.4-inch base system running the OS X 10.10 Yosemite operating system.
July 30, 2014 @ iclarified.com

Modbook Pro X turns the Retina MacBook Pro into OS X tablet... for a price

Modbook is back, and this time they're taking their tablet converting-ways to the 15-inch Retina MacBook Pro. Modbook has for several years been converting MacBooks into the OS X tablet that Apple has so far not released to the world. They've converted the old white MacBooks and the last generation MacBook Pro.
July 30, 2014 @ imore.com

Neues Modbook auf Basis des Retina MacBook Pro 2014

Modbook ist zuruck und prasentiert ein 15" ModBook Tablet auf Basis des neuen Retina MacBook Pro. Gerade erst hat Apple die MacBook-Pro-Reihe aufgefrischt, schon meldet sich die Firma zuruck, die seit 2007 OS-X-basierte Tablets rausbringt. Grundlage sind stets Original Apple Laptops. Auch die Stifteingabe funktioniert auf den OS X Tablets von Modbook.
July 30, 2014 @ itopnews.de

Modbook wants to turn your MacBook Pro into a tablet (for $1999)

Want a Windows tablet? You can pick one up for under $200. Want an OS X tablet? Apple doesn't sell any... the company's tablets run iOS. But if you want the power of a MacBook Pro in a tablet-shaped package, you may be able to get one... for about $4,000.
July 30, 2014 @ liliputing.com

Modbook Pro X, il progetto per trasformare MacBook Pro 15 pollici in tablet con pennino - Macitynet.it

Modbook Pro X e il nome del progetto apparso su Kickstarter per trasformare un MacBook Pro Retina da 15 pollici in un dispositivo simil tablet da controllare con una penna Modbook, societa gia nota per aver trasformato un MacBook Pro di Apple in un dispositivo simil tablet, ha annunciato un nuovo ambizioso progetto su Kickstarter, che prende il nome di Modbook Pro X.
July 30, 2014 @ macitynet.it

Modbook will let you convert your Retina MacBook Pro to a tablet for $1,999

The Modbook Pro X supports pen input with 2,048 pressure levels, along with tilt and rotate functionality. You can also interact with the device using the rear-mounted shortcut keys or the detachable keyboard stand, both of which will be available for an additional cost.
July 30, 2014 @ engadget.com

Modbook Pro X

The guys at Modbook are onto something new! Meanwhile, the Xbox One and Windows Phone 8.1 are becoming more China friendly.
July 30, 2014 @ mobilegeeks.com

The Modbook Pro X Turns Your Retina MacBook Pro Into A Graphics Tablet

Modbook has been making tablets out of Mac portables for years, combining the Apple computers with Wacom digitizers to let digital artists have all-in-one graphics-creating powerhouses that run full OS X software and come with ample pressure sensitivity. Now, the company's latest effort incorporates the Retina MacBook Pro, and it's turning to Kickstarter to fund this effort that should have artists drooling.
July 30, 2014 @ techcrunch.com

Modbook Announces 'Modbook Pro X' Tablet Based on New 15-Inch Retina MacBook Pro [Video]

Modbook today announced the Modbook Pro X, a 15.4-inch Mac-based pen tablet computer, and launched a Kickstarter campaign to complete development and start production of the device. An innovative computer modification product, the Modbook Pro X incorporates the original hardware of a Retina-display Apple MacBook Pro 15.4-inch base system running the OS X 10.10 Yosemite operating system.
July 30, 2014 @ iclarified.com

Modbook announces Kickstarter campaign for Modbook Pro X, a 15-inch Retina MacBook Pro tablet

Modbook is known for bringing together Apple's MacBook and tablets, creating devices that are meant to bring the best of both worlds into one device. The company has just announced a new Kickstarter campaign to bring to life a Retina MacBook Pro in the body of a tablet.
July 30, 2014 @ iphonehacks.com

The Modbook Pro X Turns Your Retina MacBook Pro Into A Graphics Tablet

Modbook has been making tablets out of Mac portables for years, combining the Apple computers with Wacom digitizers to let digital artists have all-in-one graphics-creating powerhouses that run full OS X software and come with ample pressure sensitivity.
July 30, 2014 @ teciber.com

Mac OS X 也可變 2 in 1 裝置，Modbook Pro X 在 kickstarter 網站集資 - VR-Zone 中文版

2012 年推出可翻轉的產品後，現在 Modbook 將推出一款採用 Mac OS X 作業系統的平板電腦。 這次 Modbook 全新的產品稱為 Modbook Pro X，是一台採用 Intel 四核心處理器的 Mac OS X 平板電腦。 對，你沒看錯，它真的是一台平板電腦，尺寸為 15.4 吋，解析度則是達到 2880 x 1440，與一般的 MacBook Pro with Retina Display 15 相同。 Modbook Pro X 擁有觸控功能、2048 感壓能力的 Stylus Pen、分離式鍵盤等功能，因此，不論是從規格或是功能來看，這台平板電腦真的很強悍。 此外，平板電腦的背後擁有可程式功能的快捷鍵設計，這可以讓使用者快速進入選單以及輕鬆作業。 要價 4,000 美元的 Modbook Pro X 平板電腦已經在 Kickstarter 開始募資。 Source
July 30, 2014 @ chinese.vrzone.com

'Modbook Pro X' turns your 15-inch Retina MacBook into a powerful tablet

Folks longing for a more powerful Apple tablet may want to checkout the new Pro X project from long-time MacBook-modifier Modbook. The company has taken to Kickstarter to market its latest creation-a 15.4" quad-core tablet with Retina display that runs Mac OS X.
July 20, 2013 @ idownloadblog.com

Wacom Cintiq 22HD Vs. Modbook Pro: Screen Real Estate Takes On Portability For The Digital Artist

Tablets are everywhere these days thanks to the iPad, but they lack a certain finesse necessary for fine digital arts work. That's where longtime players like Wacom and Modbook still excel. Recently, I've had both a Wacom Cintiq 22HD and a new Modbook Pro in the studio for testing, and both have proven immensely handy for digital drawing, painting and photo editing.
March 24, 2013 @ techcrunch.com

Modbook Pro; So awesome it hurts or a waste of money?

I remember reading about the Modbook and drooling over it 3 or 4 years before the Ipad was a glimmer in Apple's eye, however, the price was just insane at the time and I just didn't have the money. I read a lot of things about the original modbook since then and there are a lot of mixed reviews.
September 29, 2012 @ theverge.com

The Modbook Pro returns, morphing a MacBook Pro into a pen-based tablet

You may recall a little product called the Modbook, an after-market mod for Apple's MacBooks. The mod kits - which have previously cost upwards of $5,000 - turns a MacBook Pro into a tablet...
June 28, 2012 @ theverge.com

The original OS X tablet: how Modbook got its groove back

"Finger painting is fun when you're five years old. But when you start getting into it, you're going to pick up a pen." That's the philosophy of Andreas Haas, creator of the Modbook and the newly minted CEO of Modbook Inc, on why users would choose a Modbook over an iPad.
June 28, 2012 @ arstechnica.com

Axiotron ModBook Review (Verdict: A Touchscreen MacBook Done Right)

Click to viewIt was exactly a year from the time Axiotron first debuted their touchscreen MacBook at Macworld 2007 to the time we got the first hands-on of it at Macworld 2008, and that year of development time seems to have done the company some good.
March 3, 2008 @ gizmodo.com

First Look: ModBook

A tablet Mac will soon hit the market -- but it won't come from Apple. Instead Axiotron and OWC have teamed up to make the ModBook, a MacBook laptop that's been reconfigured into a tablet computer. Jonathan Seff got his hands on a preproduction model and can share some thoughts on what to expect from the ModBook when it ships in April.
January 25, 2007 @ macworld.com

Unofficial Mac tablet draws record crowd at Macworld (high-res photos)

Axiotron, Inc., together with distribution partner Other World Computing, is drawing huge crowds at the Macworld Expo in San Francisco this week, as attendees flock to take its new Mac OS X-based "ModBook" tablet computer for a test run. Unveiled on Tuesday, the $2,279 device is an after-market hardware modification to Apple's MacBook notebook line.
January 11, 2007 @ appleinsider.com

Crowdfunding Critic: Modbook Pro X - (Jul 30) | MacNN

Last week, we launched the Crowdfunding Critic here on MacNN and Electronista, and promised that every Tuesday and Thursday we'd highlight a new campaign. While we were working on yesterday's selection, we got wind of this -- the Modbook Pro X, by Modbook, Inc., a modification of Apple's 15.4-inch M
August 10, 0406 @ macnn.com



THE ONLY MAC TABLET ON THE MARKET

We seamlessly integrate best-in-class pen technology with the power, performance and portability of a Retina-display MacBook Pro, creating the most versatile mobile tablet on the market.

>369,000 Est. 2017 target customers	**$5,203** Est. avg. customer spend







Meet Modbook Users

Since the introduction of the first Modbook, over 3,000 users in all types of businesses have chosen a Modbook system as the solution to their need for a macOS-powered pen tablet computer.


Animation
Apparel
Fashion
Education
Energy Utility
Finance
Health Research
Performing Arts
Space Science
Tattoo Arts
Pixologic
LAIKA
PIXAR
NIKE
DREAMWORKS
MENICHETTI
CalArts
TU/e eindhoven
Manitoba Hydro
LoveBook
VISA
agio
ximedica
NIH
LeapFrog
CIRQUE DU SOLEIL
NASA
JPL
FIREFLY
MELLEN
NIVEK
stryker

ARE YOU READY TO SHAPE THE FUTURE OF MAC TABLET COMPUTING?

Now's your chance to meet our users, hear how they work, and join investors from all over the world in owning a company that can become one of the most influential players in the creative community!



"I'm a gadget guy so I love to collect new, interesting things...and what an incredible device this is."

- Steve Wozniak
Cofounder of Apple, Modbook Advisor



"The power and mobility of the Modbook Pro are a game changer for me."

- Kody Chamberlain
Professional Illustrator & Writer

Be Part of the Action

Participate in our Meet-The-Creative live-streaming events where elite creative professionals take you behind the scenes of their projects, share their experiences, and answer your questions.

Challenge the Norm

Reject the status quo and team up with us to revolutionize the tools creatives use by shaping and fine-tuning the look and feel of our products, brand and marketing.

Invest in the Future

Our long-term goal is to become the go-to pen solution for Mac creative professionals. If we're successful, we could become one of the most influential companies in the creative community. Help us create a new standard for Mac creative professionals.

One Company Can't Possibly Serve Everyone

Apple's Successful $220 Billion Two Platform Strategy | Creates A Safe Niche

iOS tablets (iPads)
45 Million units
$21 Billion revenues
(not including 130m iPhones)



Creative Professionals
in need of
Pen, Power, and Portability

> 369,000 target customers
$1.85 Billion revenues

$23 Billion revenues
18 Million units

macOS computers (Macs)

< 1% of Apple business

> *We feel strongly that customers are not really looking for a converged Mac and iPad.*



Tim Cook
CHIEF EXECUTIVE OFFICER OF APPLE INC.

For creative professionals, there is no simple solution. When creatives need the pen capabilities of the iOS platform and the power, performance, and portability of the macOS platform, Apple recommends purchasing one device from each platform, or a third-party solution, and using them in tandem. This leaves creative professionals on their own to build, maintain, and troubleshoot the most critical tool in their workflow.

Let's Tear Down The Old Paradigm...

Their desire to combine pen capabilities of the iOS platform with the power, performance and portability of the macOS platform, force creative professionals to choose an "almost" solution and force their workflows around them.

Desktop + Pen Display



macOS

- ✗ Zero Portability

Laptop + Pen Display



macOS

- ✗ Limited Portability
- ✗ Limited Power
- ✗ Multiple Devices

Tablets: iPad / Others



iOS Windows

- ✗ No macOS
- ✗ Limited Power
- ✗ Multiple Devices
- ✗ Divergent Applications

...By Challenging the Status Quo....

We created Modbook Inc because we believe that "almost" solutions should never be the only choice. With the development of the upcoming Modbook Pro X complete, we will be delivering everything in a single end-to-end integrated package that will blow away anything on the market today.





	Laptop + Pen Computer	Modbook Pro X	
Pen Display	16:9 — 150 nits — 800:1	16:10 — 500 nits — 1,500:1	*better*
Mobility	2 devices, stand, link-box, cables,...	1 device	*better*
Portability	8.6 pounds weight (2 devices)	5.4 pounds weight	*lighter*
Usability	70 Wh Battery — up to 6 hours	76 Wh Battery — up to 10 hours	*longer*
Cost	starting at $5,018	starting at $4,898	*same*

Instead of being another "duct taped" solution, our proposition is tantalizing simple: Offer pen, power and portability, in one package, and at the same price - easiest sales pitch, ever.

... And Together, We Can Establish A New Paradigm.

Creating the product to challenge the status quo only gets you halfway there. Even the greatest product means nothing, if the community you're helping doesn't know you exist.

Just by developing the Modbook in the open, we have already organically built a loyal and passionate user base. Finally, with the Modbook Pro X ready to go into production, it is time to let the rest of the creative community know that they don't have to settle for "almost" solutions anymore.

Use of Funds

By investing in Modbook Inc., you'll provide us with the fuel needed to launch the Modbook Pro X with a comprehensive sales and marketing effort in the US before going worldwide, grow our sales and customer support teams to capitalize on our buzz, and scale our production efforts to meet the worldwide demand.

If you dislike "almost" solutions as much as we do, help us shake up the status quo.

HOW WE DO IT

Once the Modbook Pro X becomes available, creative professionals can finally leave "almost' solutions behind.

Building A Very Special Mac, Like Shelby did for Ford!



By taking the key components of an original Apple MacBook Pro and integrating them into our proprietary pen-enabled conversion kit, we transform a 15.4-inch Retina-display MacBook Pro notebook-style computer into a 15.4-inch Retina-display pen tablet-style Modbook Pro X.

MODBOOK PRO X,
PUSHING THE LIMITS OF TABLET COMPUTING

Power, performance and portability set us apart, but our innovative suite of features put us in a class like no other.

Best Pen Display	Best Performance	Best Storage
16:10 pro ratio	Four cores	12x capacity
25% more	31% faster	min. 6.5x faster
1.9x contrast	4x faster	max. 13x faster
2.3x brighter	Two 5K displays	max. 200% safer

Even the most expensive, highest-end **tablet** solutions from the closest competitors Microsoft and Wacom are having a hard time measuring up to the core specs of the upcoming Modbook Pro X. This isn't too surprising when considering that we start with one of the most powerful **laptop** computers available, the top-end Apple Retina 15-inch MacBook Pro.

Supercharging Creative Productivity

The upcoming Modbook Pro X exclusively features the revolutionary Apple Touch Bar and the multi-function Touchpad Remote, setting a new bar for tablet computing solutions. They boost productivity to new levels, allowing users to get more work done, faster.



Revolutionary Apple Touch Bar

Supporting multi-touch, the Apple Touch Bar is a retina display bar providing dynamic, context-specific interface controls that push man-machine interaction to new levels. While very useful on notebooks, the Touch Bar is a game changer for tablet computers, and will be exclusively available on the Modbook Pro X.



Multi-function Touchpad Remote

While working with the pen, this remote control fits comfortably into the palm of the other, normally idle hand, enabling simultaneous secondary touch and gesture input, kicking creative workflows into the next gear. In laptop mode, it mounts in the Keyboard Stand, where it serves as a fully featured multi-touch trackpad.

Unparalleled Versatility



Laptop	Slate	Landscape	Portrait	Presentation	Set & Stage
w/ Keyboard Stand	Standard	Standard	Standard	Standard	Standard

Only the upcoming Modbook Pro X offers the built-in versatility to effortlessly adapt to the many use cases and environments creative professionals deal with as they race through a busy day.



MAC TABLET DEMAND IS GROWING

High-end Creative Pen Users vs Solution Revenues


$2.1 Billion Revenues
$1.9 Billion Revenues
> 424,000 Users
> 369,000 Users
2.1bn
$2bn
1.9bn
1.8bn
1.7bn
2016
2017
2018
2019
2020

Historic Kickstarter Performance for Modbook Pro X Pre-launch

$403,824	40	103
Revenue	Days	Unit Orders

Post-Funding Targets for Commercial Modbook Pro X Launch

Two prior generations of Modbooks achieved combined sales of over 1,600 units in their respective first year launch.

Launch Month Goal:	*Launch Quarter Goal:*	*Launch Year Goal:*
$490,000	80	1,000
Revenues (1.2x Kickstarter)	Unit Orders per Month	Unit Orders

OUR JOURNEY SO FAR

Building a successful hardware business requires a lot more than completing the product development. We have spent a lot of time and effort to build, thoroughly test and optimize as many of the business processes we expect to need and we're now primed and ready to break out of our startup phase and make our mark.



Last Newton Business Unit Mgr

During his tenure at Apple, Andreas Haas also managed the Newton project, the forerunner of the current iPhone and iPad products.

February 1998

August 2004



Begin Tablet Mac Development

Realizing that Apple would likely never offer a Tablet Mac, Andreas Haas begins devising a way to create a solution himself.



First Tablet Mac Prototype

Choosing the Apple laptop with the longest product life expectancy, Andreas Haas creates the first working Tablet Mac prototype.

May 2005

August 2008

Induction as Technology Partner

Aided by his industry relationships, Andreas Haas partners with Wacom to integrate their industry-leading pen technologies.



1st. Gen. Modbook wins Best-of-Show

Andreas Haas introduces the first 13-inch pen-enabled Mac tablet at the MacWorld Conference and Expo, winning best-in-show.

January 2007

May 2007

Apple Proprietary Solution Provider

Apple first adds the Modbook project to the PSP program, later transitioning it to the better suited Premier Developer program.



15-inch Prototype wins Best-of-Show

Andreas Haas and Steve Wozniak showcase the first 15-inch Modbook at the MacWorld, winning another best-in-show.

January 2009

February 2012

Modbook Inc. Established

Andreas Haas establishes Modbook Inc. in Los Angeles, California, the center of the creative content producing industry.



2nd. Gen. Modbook Launched

Launch of the Modbook Pro to help build and fine-tune the business processes and infrastructure needed for the Pro X.

November 2012

September 2014

Pro X Kickstarter Closes Successfully

The Modbook Pro X campaign raises over $403,000 in 40 days making it one of the Top 100 most successful campaigns on Kickstarter.



Modbook Pro X R&D Complete

Initial development work on the Modbook Pro X is complete and in-depth preparation for its worldwide product launch begins.

June 2016

February 2017

Reg D Fundraise passes $1 Million

The accredited investors only fundraising effort to power the Modbook Pro X product launch speeds past $1 million in reservations.



Modbook Pro X Re-vamped

Modbook Pro X design re-vamp and incorporation of the new Apple Touch Bar is complete, ready to be put into pre-production.

March 2017

“BECAUSE THE ONES WHO ARE CRAZY ENOUGH TO THINK THEY CAN CHANGE THE WORLD, ARE THE ONES WHO DO.”



This was the catchphrase of Apple’s 1997 Think Different commercial. The ad campaign was meant to inspire both those users stubbornly clinging on to their Macs despite everybody else telling them to just get that awesome new Compaq PC, as well as those proud few Apple employees who were fighting to help keep the company alive. I was one of those employees and this spirit still drives me to this day.

The Modbook was born out of my dream to create a Mac Tablet that is truly fit for creatives Mac professionals to use wherever they are. A best-in-class pen display, in a single portable and versatile package, and powerful enough to run the creative apps in which they spend lifetimes to become proficient.

Creative professionals don’t compromise on the work they do, and bristle at having to compromise on the tools they use. Finally, with the our upcoming Modbook Pro X, creatives the world over won’t have to settle for an “almost” solution anymore, and no longer need to “make it work”.

We have labored tirelessly for many years to create both a winning product and a winning business strategy. We’ve been fortunate to have had the support of select large investors and angel groups through previous equity offerings available to accredited investors only.

Now, we’re opening up our revolution to everyone, and we want you to become part of it.

As a Modbook shareholder, you’ll join us in challenging the status quo and pushing the limits, all while sharing in the returns as we shake up this $1.9 Billion and growing market.

Let’s make it happen,



Andreas Haas
CEO & Lead Engineer
Los Angeles, August 5th, 2017

SHOW LESS

Founder



Andreas Haas
CEO & Lead Engineer
Andreas held various leadership positions at Apple in Europe, including the Newton Systems Group. He launched the first Mac-based tablet and has over 20 years experience in Mac hardware solutions.

AND THE REST OF THE TEAM



Steve Wozniak
Board of Advisors
Steve is a trailblazing figure in the world of technology and the legendary co-founder of Apple. As our very special Tech Advisor, he is an invaluable fountain of technological insight.



Roberto Menichetti
Board of Advisors
Roberto has extensive experience in creating engaging designs and building internationally recognized brands, including Jil Sander, Burberry and his own brand, Menichetti.



Andrew Beegle
Board of Advisors
Andrew consults for fortune 500 companies and spent over a decade creating immersive content experiences in the video game industry, most notably for League of Legends by Riot Games.

Raised $1,644,041 From 330+ Investors

$865,648	$516,230	$262,163
April 2013	December 2015	In Progress
PRICED ROUND	PRICED ROUND	

MSW Investments
Empowering Innovative Technologies

Serenity Venture Partners
We Launch Great Entrepeneurs

KrowdMentor
Listened · Advised · Funded

TCD Investments
Funding Seed and Early Stage Technologies



Roy Morejon
President, Enventys Partners



Andrew Beegle
Executive Producer and Co-Founder, Dos Outlaws

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: (pdf download) What's the "Offering PitchDeck" document about?

M: This PDF is our investor slide deck, structured more traditionally with sections about the Market, the Problem, the Solution, etc.

Click here to download.

WF: (pdf download) What's the "Offering Terms" document about?

M: This PDF is our investor slide deck highlighting the financially relevant terms of our campaign.

Click here to download.

WF: (pdf download) What's the "In-Depth Apple" document about?

M: This PDF is a supplemental slide deck, with more in depth information, on why we believe that it is Apple itself which both creates and protects our niche.

Click here to download.

WF: (pdf download) What's the "In-Depth Wacom" document about?

M: This PDF is a supplemental slide deck, with more in depth information, on why we believe that WACOM is not a competitor but rather proves our assertion that the market we are after is a lucrative business opportunity.

Click here to download.

WF: (pdf download) What's the "In-Depth Modbook Marketing Strategy" document about?

M: This PDF is a supplemental slide deck, with more in depth information, on how we intend to meet our sales targets.

Click here to download.

WF: (legal disclaimer) Forward-looking statements

M: The offering materials on this campaign page may contain forward-looking statements and information relating to, among other things, the company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the company's management. When used in the offering materials, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

WF: (business model) How do you know there is demand for a high-end Tablet Mac solution such as your upcoming Modbook Pro X?

M: To verify and prove the fit between our upcoming Modbook Pro X and our target market, we ran a overwhelmingly successful Kickstarter campaign based on an early stage of the Modbook Pro X development project.

Even though market exposure was severely limited through the Kickstarter platform and essentially no real marketing or sales efforts expended,the campaign still generated nearly $400k in 30 days, exceeding its goal at 269% and taking spot #100 of all successful tech projects (#350 out of all 172,982 projects) at the time

WF: (business model) What is the exit plan for your investors?

M: We have set our year-over-year unit sales targets within proven performance benchmarks I have previously achieved. This will not only allow us to pace our growth at levels I have successfully managed before, but reaching our revenue milestones set conservatively will also clearly demonstrate the business potential of our market niche and more importantly, substantiate the even bigger market opportunity left un-captured. It is our strong belief that this will attract the attention of larger players looking to bolster their existing market share or expand into ancillary markets by acquiring our company. We have designed this exit strategy and its metrics under the guidance of one of our advisors, who is also a senior advisor to the HP Mergers & Acquisitions Board. Accordingly we would expect to see any such anticipated acquisition to be priced at a multiple of our targeted revenues, which in turn would achieve for our investors a high ROI at several multiples of their initial investments.

WF: (business model) What is your relationship with Apple?

M: Right from the start, all the way back in 2007, Apple embraced my vision by initially signing me on as an Apple Proprietary Solution Provider and subsequently transitioning me into an Apple Premier Developer. Today I am proud to count Apple amongst my oldest customers purchasing my Modbook solutions.

Being a respectful Mac citizen and keeping our solutions 100% Mac Developer guidelines compliant not only earned us our accepted place in the Apple ecosystem, it also ensures that our Modbook tablet computers support all macOS applications right out of the box - if it works/runs on an Apple 15.4-inch Retina MacBook Pro before we transform it, then it will equally run on it after we transformed it into a Modbook Pro X

WF: (business model) If Apple doesn't license its operating system, how are you building your macOS tablet solutions?

M: We are to Apple like what Shelby was to Ford or AMG was to Mercedes in the car industry - an aftermarket, in our case Macintosh conversion, solution provider.

Since the introduction of the original Macintosh in 1984, companies (other than Apple) created legal macOS solutions either by producing Macintosh clones or manufacturing Macintosh conversions. The former requires a license from Apple, the latter require the purchases of 100% genuine Apple Mac computers which are then "converted" and sold as aftermarket solutions. Macintosh conversions are protected by laws in the US (First-sale doctrine) and most other countries that naturally allow the owner of a product, once acquired, to dispose of it whichever s/he sees fit.

Every Modbook tablet mac solution is essentially an enclosure conversion of a previously purchased 100% genuine Apple MacBook/Pro. Because the entire Mac computer (minus the original enclosure and a few other parts no longer needed) is retained within the converted solution, its Mac operating system also remains 100% compliant with its OS license agreement terms. Not only does this keep the entire solution top-to-bottom in a safe legal harbor, it is also the reason for the core Modbook rule for Mac compatibility: if it works/runs on the MacBook Pro before we transform it, then it will equally run on it after we transformed it into a Modbook.

I introduced my first commercially available Modbook as a Macintosh conversion solution in 2007 and right from the start, Apple embraced my vision by initially signing me on as an Apple Proprietary Solution Provider and subsequently transitioning me into an Apple Premier Developer. Today I am proud to count Apple amongst my oldest customers purchasing my Modbook solutions.

WF: (business model) Your products depend on MacBook Pro base systems made by Apple, with no influence over their related life cycles. How do you address the risk of aging inventory?

M: Counterintuitively, in an industry that has essentially moved all its manufacturing to Asia, we plan to address the risk by producing our products right here in the United States, with our own special brand of Just-In-Time manufacturing.

It relies equally on the unique hardware abstraction layer design we developed for our Modbook product line, as well as on our location in Southern California where we are able to tap into the same wealth of advanced aerospace engineering and production capabilities on which other inspiring ventures like SpaceX are building their successes. Here we have created a networked supply chain that is both highly capable, scalable, and most importantly quickly adjustable.

Every customer purchase is to be sourced out of our just-in-time manufacturing pipeline, and built-to-order, within 10 days or less from order (and payment) placement, keeping our inventory at minimum levels both in parts as well as tied up cash. We believe this, combined with a hardware abstraction layer designed into our product, eliminates the risk of obsolescence and enables high adaptability (av. 60 days) to the regular (about every 6 months) hardware updates we see in our industry.

We expect the combination of advanced design, plugged into local US-based production, to allow us to efficiently and expediently include new features and updates Apple regularly phases into its MacBook products. This is designed to continuously enable us to take full advantage of the technology lead Apple is bringing to our products like the revolutionary Touch Bar we're incorporating into the upcoming Modbook Pro X. While tablet PC makers compete with each other on the performance levels set by Apple's iPad/Pro, we build our tablet Mac solution upon one of the most powerful laptop computers on the market.

Turning potential obstacles into advantages not only improves your business opportunities, but it also creates barriers for potential competitors.

WF: (business model) Why is Apple not going to compete with you?

M: We strongly believe that Apple will not address our niche for the foreseeable future for the following two main reasons:

One(1) – It would be utterly incompatible with their product strategy (not marketing strategy, which could be much more easily adjusted).

Making a macOS X-based tablet would mean Apple would have to abandon their extremely successful and deeply ingrained platform strategy of splitting their mobile offerings into macOS-based notebooks vs. iOS-based iPhone/iPad tablets. Clearly separated through their distinct interface paradigms (mouse/trackpad on macOS and touch on iOS), Apple has carefully crafted their feature sets and positioning so as to complement and integrate with each other, and not overlap. This has arguably enabled Apple to become most if not the valuable company on the planet. However, it is also this strategy that creates the need for our products in the first place.

Two(2) – The niche is too small

Just in the last year, Apple generated an estimated $220bn in revenues from over 200m happy customers, whereas our niche represents only a fraction of 1% of their business, and not even that. It is a $1.9bn revenue potential only for us, but not for Apple. We sell transformed Apple base systems, and for every Modbook we sell, we also sell one MacBook for Apple. So Apple would only stand to gain just over half (~$963m) of that potential, hardly worth sacrificing Apple's competitive advantage over the PC industry (vs. Windows/Android one-OS-fits-all model).

As such, we believe that it is highly unlikely that Apple will pursue this, or as Apple CEO's Tim Cook says: *"Apple feels strongly that customers are not looking for a converged Mac and iPad"*

WF: (business model) Why aren't other companies competing with you? Do you have any barriers, such as IP to protect your business? ^

M: Currently the protection of our market niche from potential competitors is centered around our unique approach to creating our products. Our Modbooks are, in essence, Macintosh conversion kits that transform genuine Apple MacBook Pro laptop computers into pen-enabled Mac tablets. This not only makes us unique (which is alway valuable) but also makes it exceedingly hard for traditional PC manufacturers to copy us.

Most every other PC manufacturer relies on mass production out of asia to build most, if not all, of their component parts in large batch numbers, filling their inventories to last months at a time.

Large inventories work fine, if you have a license to build the entire computer, top to bottom. Most every single PC manufacturer today is using this business model, based either on a license from Microsoft (for making Windows PCs) or Google (making Android computers) or any of the UNIX/LINUX systems and their respective licensing models.

However, Apple does not license its Mac operating system. The only way to legally create a macOS based computer solution, is by way of producing a Macintosh conversions that will transform a genuine Apple computer into something else, in our case, a Mac pen-tablet computer.

Large inventories for conversion kits are a very (very) bad idea. The moment there is a change in the product for which the kit is designed, and we see Apple (like most every other PC manufacturer) update/change their products every 6-12 months, that inventory has just become obsolete and the associated capital expense is on a fast-ticking timer to depreciate or be lost.

We spent a long time trying different approaches, product designs, and manufacturing process combinations, until we developed our very own, proprietary version of Just-In-Time manufacturing, with under 10 days in inventory for the current Modbook Pro, and an expected 6 days in inventory for the Modbook Pro X. Using a 100% US-based manufacturing and assembly line, we believe to have worked out not only how to build one or a handful of conversion kits for one particular Apple computer, but do so for a line of Apple products and on a commercial production level scale.

This is what constitutes our key barrier to entry anyone looking to enter our market space and compete with us would have to overcome.

Of course, in the longer term, once we launched the Modbook Pro X and begin building out our product roadmap, we do plan on adding certain patentable processes and features to our products and build out our intellectual property portfolio.

WF: (business model) Why would users want to spend the money on your all-in-one pen-enabled Modbook, rather than making do with "almost" workaround solutions? ^

M: Modbook's products are sensibly priced to the same combined cost of the patched-together "almost" solutions they are designed replace. We are not making a VW Beetle for the mass market, we are building the equivalent of a Ford F-450 Super Duty Pickup Truck with the full SuperCrew cabin, V8 engine, and the extra long truck bed. That vehicle makes little sense for the vast majority of car buyers, but the professionals whose livelihood depends on it, couldn't imagine making a business investment in anything else.

We created Modbook Inc because we believe that "almost" solutions should never be the only choice for any professional. Creative professionals need a tablet for more than standard office software and content consumption. For them, a pen is an essential part of their creative process. They need a tablet to act as a full-featured, professional desktop with workstation-level performance to run power hungry creative software applications. Their desire to combine pen capabilities of the iOS platform or a Windows-based pen tablet with the power, performance and portability of the macOS platform, force creative professionals to patch together an "almost" solution and force their workflows around it. When creatives need pen capabilities and the power, performance, and portability of the macOS platform, Apple recommends purchasing a Mac for the creative pro apps and for pen use, either an iPad or a third-party solution such as a windows based tablet, and using all of them in tandem. Such "almost" solutions leave creative professionals on their own to build, maintain, and troubleshoot the most critical links in their workflow.

For creative professionals, inefficient workarounds, forced upon them by their "almost" solutions, hinder their workflow performance, as well as their ability to effectively and efficiently work in the highly mobile environment their clients demand. Creatives are generally being paid by the deliverables they produce, not by the time they spend working on them. Any factor that streamlines their workflow will directly impact their profitability and livelihood.

WF: (business model) What is the story behind the the Modbook Pro? ^

M: The Modbook Pro was never intended to propel our company out of its pre-revenue startup stage. Instead we conceived it to be limited, short production runs to evaluate and fine tune both our technology and business model development effort. Nevertheless, with essentially no real sales and marketing efforts behind it, and more of a build-it-and-they-will-come approach, the Modbook Pro captured nearly half of its total $1.3 million revenues to-date within its first 4 months of shipping. Imagine what we can achieve when we launch the Modbook Pro X with a full marketing campaign behind it.

However, selling the Modbook Pro and doing it the way we did, was a critically important milestone in getting both our upcoming first truly commercial product, the Modbook Pro X, as well as our company ready to break out of our startup stage. For example, we used the Modbook Proto develop, test and improve (amongst others):

(a) production technologies developed on the road to the Modbook Pro X, such as using sheet metal forming with secondary machining processes to simplify product design (only two enclosure parts are visible from the outside) and achieve cost reductions through the process (we're not using this process with the Pro X)

(b) product design features to simplify the final assembly and reduce the amount of artisanship needed for a successful build, such as spinning off the User Interface (UI) Panel assembly into an entirely supplier manufactured component which can be drop-in assembled (we are doing that with the Pro X, too)

(c) product features to achieve certain functionalities, such as the rubber gasket around the UIPanel waterproofing the top surface to facilitate easy cleaning (the Pro X is using a seal too, but the gasket is no longer visible around the UIPanel)

(d) online assets to allow for maximum availability (i.e. no un-planned downtime), scalability (i.e. service choices, dimensioning), and reach (i.e. CDN)

(e) a reliable online store for countries worldwide, in multiple currencies with different prices for different countries
...and every other aspect of producing, marketing and selling high value product to our target audience we could think of, and those we would (and did) only become aware of by actually encountering them, such as the challenges in realizing the business opportunities requiring financing (leasing) options suitable for our target customers.

Due to the inherent limitations of the Modbook Pro's short production runs we restricted any marketing and sales efforts we did temporarily undertake to only those needed to build and test the adjacent business aspects

WF: (business model) The Modbook Pro X has been a long time coming. Tell me more about your journey. ^

M: My journey to make a commercially viable Tablet Mac started in August 2004 when I realized that Apple would not be making them, both then and for the foreseeable future.

The first company I built to commercialize a tablet mac solution was indeed successful with the 1st Generation Modbook for 4 years (2006 to 2010). Unfortunately, the company was unable to build on its success because it became a victim of the financial crisis which forced its foreclosure and subsequent dissolution. That was a completely separate company.

When I founded Modbook Inc in 2012, I started over from scratch. I didn't have to worry about previous intellectual property because there wasn't any (other than the trademark "Modbook" which we purchased from a third party that had acquired it from the previous owner). As a Macintosh conversion solution, the "secret is in the sauce", meaning it is the sum of the processes building the business model that makes the solution. While the market had proven to crave my 1st Generation Tablet Mac, the business model I used during those first 4 years, wasn't able to weather the financial crisis.

So, with a clean room design approach, but also with the benefit of 20/20 hindsight, I carefully developed over the past 5 years a new business model which incorporated all of the lessons learned. I believe that the Modbook Pro X is going to be the best macOS tablet ever, with a keen focus on the needs of our target audience , but I also hardened our business against the outside factors that halted my previous success in its tracks. As they say, if at first you don't succeed... :-)

With the above in mind, I believe this is indeed the time to become an investor in Modbook Inc.. You get the benefit of us having previously spent a lot of time and a good amount of money, to figure out, not in a lab, but through actual on-the-ground experience, that there is a sizable market, what our target customers in that market want, and how to make & get it to them in the most profitable and risk-averse way.

WF: (angel investor) What is the problem Modbook addresses and the customer segment we are targeting? ^

M: iPads and most other tablets are made for mainstream users mainly consuming content. However, our target prospects, creative and power/performance dependent users, are not at all like most computer users. Not only must their solutions run standard office software, they must also simultaneously power mission-critical, professional creative applications (i.e. for architects, engineers, designers, animators, etc.).

This requires full-featured, pro desktop apps AND workstation-level performance.

This is highly relevant to our target customers because all available solutions only "almost" support their workflows, directly and negatively impacting their earning potential as it is tied into their ability to efficiently produce the deliverables their business is built around.

WF: (angel investor) What is your solution and customer value proposition? ^

M: We make the macOS tablets Apple won't — pen-enabled, tablet-to-laptop convertibles for power and creative Mac users hungry for the portable workstation-class performance no iPad can offer.

Our Modbook Pro X is an enclosure Macintosh conversion that transforms a top-of-the-line Apple Retina 15.4-inch MacBook Pro into a 2-in-1 convertible, pen-enabled Mac OS X tablet/laptop. The ultimate tablet computer, the Pro X offers a crisp 15.4-inch Retina-display screen, massive power and pro-quality graphics, pen and tablet performance for any mobile-oriented power user.

The Pro X streamlines its user's workflow fluidity and maximizes their achievable productivity and business success.

WF: (angel investor) What is your go-to-market strategy? ^

M: Initially we intend to drive our core B-to-C business by building out our existing eCommerce platform that has shipped to-date into 70 countries. We plan to adopt Inbound Content Marketing mapped to the Buyer's Journey as our primary marketing strategy.

Our own online presences are to be complemented by branching into other online marketplaces ("OMs") such as Amazon and Google Shopping to widen our visible footprint in the market and take advantage of the OMs' value-add-ons such as incentive programs, payment options and plans.

Finally we intend to engage the worldwide Apple Consultants Network (there's over 3,000 in the US alone) to win them as multipliers to help propagate our solutions in the Mac market.

WF: (angel investor) What is your business model/monetization strategy? ^

M: We are to Apple like what Shelby was to Ford or AMG is to Mercedes in the car industry - an aftermarket transformation / modification kit/service/provider. We take an original Apple MacBook Pro base system, disassemble and then reassemble it with our enclosure Macintosh conversion kit, transforming a 15.4-inch Retina-display MacBook Pro notebook-style computer into a 15.4-inch pen tablet-style Modbook Pro X.

The kits will be complemented by suitable accessories and warranty/protection service plans.

Pricing starts at $2,499 for the Modbook Pro X kit plus $2,499 for the Mac system.

WF: (angel investor) What is your competitive landscape? ^

M: Our niche exists due to Apple's deeply ingrained strategy of splitting their offerings into sharply delineated macOS computers vs. iOS iPhone/iPad tablets. Clearly separated through their distinct UI paradigms (mouse on macOS vs. touch on iOS), Apple has carefully crafted their feature sets and positioning to complement each other, and never overlap. This is arguably one key for Apple being one of the most valuable companies on the planet, and the key barrier preventing Apple from entering our niche.

Furthermore, we believe that with ~46% of our revenues already going to Apple (every sold Modbook contains a sold MacBook) the resulting revenue opportunity of only ~$960m is simply too small to justify upsetting Apple's successful $200bn macOS and iOS business.

WF: (angel investor) What is your competitive advantage?

M: Apple doesn't license its platform(s). We use only 100% genuine Apple base systems. We are not only not competing with Apple, this unique constellation and our place in it, puts us on Apple's side and constitutes a massive competitive advantage over every other potential competitor in the market place.

Having been involved with Macintosh conversion kits since their earliest incarnations in the early 90's', we believe that our team is uniquely positioned to take full advantage of a significant head start in solving the challenges inherent with creating a hardware conversion kit for an industry undergoing bi-annual innovation cycles.

WF: (angel investor) Why did you provide nearly 5% of your company's equity as stock options to the backers of your Kickstarter campaign?

M: Our Kickstarter backers have been instrumental in our success to date. In fact, it is fair to say, that the Modbook Pro X, our upcoming flagship product, has been built with their input and advice, and upon their continued support and patience.

Acknowledging their important role we decided to share our potential future success with all Modbook Pro X reward backers (pledges of $1,999 and above) by creating the Kickstarter Option Pool. Each participating backer received Non-Qualified Stock Options proportionally based on the amount of their individual pledges, in addition to the Modbook Pro X rewards they will receive once customer shipments begin.

WF: (product) Will the Modbook run Windows using Bootcamp?

M: The simple answer is yes.

We are using only genuine Apple 15.4-inch Retina MacBook Pro as base systems. Apple has built the ability to natively boot Windows 10 into every current Mac through the Bootcamp app, and thus the core Modbook rule for Mac compatibility applies here as well: if it works/runs on an Apple 15.4-inch Retina MacBook Pro before we transform it, then it will equally run on it after we transformed it into a Modbook Pro X.

WF: (product) When will touch be introduced onto Modbooks?

M: Apple has tied touch exclusively to its iOS platform because it is a good fit for the limited input capabilities available on an iPhone or iPad. However, for creative professionals, a screen sensitive to touch gets in the way more often than not when working with a pen. Driven by feedback like this, we have made it our first priority to provide the best pen input experience possible. We will continue to closely listen to our customers when deciding on which future features to develop and integrate.

WF: (product) Does the Apple Pencil work on a Modbook?

M: No, it does not. The Apple Pencil, designed to work as a finger-replacement on touch screens, is not compatible with the advanced pen technologies deployed in the Modbook/Pro/Pro X.

Ask a Question

Type your question here... ASK QUESTION

Vanessa Massenburg Sep 11

Can you convert any Macbook into a tablet?



Andreas Haas CEO & Lead Engineer FOUNDER edited Sep 14

Hi Vanessa,

No, we can not. The Modbook Pro X was specifically developed to meet the needs of creative professionals and Mac power users that need the most powerful and versatile macOS tablet possible. Neither the MacBook Air nor the MacBook come anywhere close to those requirements, which is why we are currently not planning to support them.

To date my team and I have created tablet solutions based on four different members of the MacBook/Pro family of Apple laptops. Each of those was a generational improvement over its respective predecessor and other than the upcoming Modbook Pro X, all previous solutions were only compatible to a single specific MacBook/Pro model.

The Modbook Pro X is our most advanced development. What sets it apart, most of all, from its predecessors, is its design's innate ability to be quickly adapted to support new generations of Apple MacBook Pros.

Having developed an integrated business and manufacturing model that enables us to efficiently do this is in fact the biggest barrier to entry for anybody trying to compete with us. Every other traditional manufacturer will have to constantly worry about Apple introducing new version of its products, which would likely make that manufacturers inventory obsolete.

We have developed our own brand of Just-In-Time manufacturing (less than 10 days in inventory) and are not worried by these revisions we see from Apple every 6-12 months. Quite the opposite, we welcome them!

Since Apple is constantly working to update their base systems to be industry leading in features (i.e. Thunderbolt 3) and performance (i.e. latest quad-core processor architecture), they also keep our Modbook Pro X better, newer and faster than any Windows-based tablet solution - without us having to spend any of the monies our windows competitors have to spend, just to keep up with Apple.

This is where the real barriers to entry for potential competitors are:
+ how we design it (to be quickly adjustable)
+ how we built it (so can move quickly to the new)

Ciao,
Andreas

LIKE

Alan Jacobson edited Sep 2

Your offering does not show on the main "Explore" page, or under its category "Tech". It has to be searched for very specifically by name. This means that very few people will find it, because I imagine most browse new offerings through those two methods. Is it on purpose?



Andreas Haas CEO & Lead Engineer FOUNDER Sep 11

Hi Alan,

in short, yes it is on purpose.

I can't speak for the other campaigns where you encountered this, but I can tell you why it is happening here and it's probably a good guess that it is the same with the other companies.

There are several steps involved in the creation of a crowdfunding campaign on wefunder.com, not all of which have to follow directly one after the other. Once a company has completed and filed its regulatory documentation with the SEC they are allowed to (a) publicly solicit investments and (b) accept investments. On this platform (wefunder.com), the ability to accept funds is being enabled automatically and if you know the direct link you can come to campaign page and invest. However, activating public solicitation (i.e. listing in searches and in browse mode) is another step that requires us to "throw a switch", and we have not done this yet.

It is considered a "best practice", prior to switching the campaign to public, to go out and talk to that (smaller) circle of people, that already know us, our story, our history, our accomplishments etc. and win them over first, before reaching out to the much broader public, that really only has this campaign page to get to know us. This way anyone new to our story, can already get a sense of what those knowing us better think of this as an investment opportunity.

Ciao,
Andreas

LIKE

MORE QUESTIONS

RISKS

1 Investment in the Company is suitable only for individuals who are financially able to withstand total loss of their investment. While the Company has developed a business plan it believes in good faith has a reasonable chance of success, the projections made by the Company are ultimately speculative and involve the possibility of a total loss of investment, due to any number of considerations.

2 The Company is relying on Just-in-Time manufacturing to efficiently manage its cash flow and avoid tying up monies in production parts

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Modbook is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Andreas Haas

CEO & Lead Engineer at Modbook Inc.

Crowdfunder.com • Ludwig-Maximilians Universität München

Greater Los Angeles Area • 500+

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Over 33 years of experience in hardware and software development, product and business management, and sales and marketing. + Inventor, Engineer, Software Developer - Experienced in turning ideas into real world products, a…

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Experience

Startup Entrepreneur

Crowdfunder.com

Aug 2016 – Present • 1 yr 1 mo

Greater Los Angeles Area

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modbook PRO

Modbook Inc. is fundraising on Crowdfunder

Co-Founder, CEO and Lead Engineer
Modbook Inc.
Feb 2012 – Present • 5 yrs 7 mos
Los Angeles USA

We make the Mac Tablets that Apple won't – Slate-style or full-featured, all-in-one tablet convertibles for creative and power-dependent users, desperate for the workstation-class performance no iPad can offer.

Milestones/achievements include:

- Concept and development of Modbook Pro
- Concept and development of Modbook Pro X
- Kickstarter Top100 Success for Modbook Pro X

Media (5) 〈 Previous Next 〉


modbook PRO

(08/16) Now listed on Crowdfunder.com/mbi


KICKSTARTER Top100 Success

269% funded in 40 days. $403k pledges.

Director, CEO and Lead Engineer
Axiotron Corp.
Aug 2008 – Dec 2011 • 3 yrs 5 mos
Los Angeles USA, Toronto CA

A publicly-traded company listed on the TSX Venture Exchange, Axiotron Corp. is a high-tech solution hardware manufacturing company, an Apple Premier Developer, and the maker of the Axiotron Modbook, the one and only tablet Mac solution. Following its unique vision of "Customizing Your World", Axiotron is dedicated to becoming a leading high-tech innovator through the conception and development of intriguing digital lifestyle products. In addition, Axiotron offers its product development expertise to companies in need of custom hardware solutions.

Milestones/achievements include:

- CEO at publicly traded company (TSX-V:AXO)
- MacWorld debut of first 15-inch Tablet Mac concept with Steve Wozniak
- 2009 MacWorld / MacTech Best of Show Award
- 13-inch Tablet Mac capturing cover pages of trade magazines worldwide
- Launched Axiotron QuickScript Handwriting Recognition

Media (10) 〈 Previous Next 〉


BEST OF SHOW
MACWORLD EXPO 2009

Wozniak, Haas debut 15" Tablet Mac Concept


AXIOTRON
AXO
TSX venture EXCHANGE
TSX

Axiotron Corp. Begins Public Trading

Startup Entrepreneur
Tech Coast Angels Los Angeles
Jan 2006 – Dec 2011 • 6 yrs
Greater Los Angeles Area

Co-Founder, CEO and Lead Engineer
Axiotron, Inc.
Jan 2005 – Aug 2008 • 3 yrs 8 mos
Los Angeles, USA

A high-tech solution hardware manufacturing company and an Apple Proprietary Solution Provider, Axiotron aspires to become the leading innovator among its peers. In addition to inventing, manufacturing and selling solution hardware products to end users, Axiotron also licenses its technologies to other Original Equipment Manufacturers.

Milestones/achievements include:

- Concept and development of 1st. Generation Tablet Mac
- Successful Tech Coast Angels Fundraiser
- 2007 MacWorld Best of Show Award for 1st. Generation Tablet Mac
- Successful IPO at Toronto Venture Stock Exchange (TSX-V:AXO)

Media (5) ‹ Previous Next ›


Macworld
BEST
OF SHOW

1st. Gen. Tablet Mac - Best of Show



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Education

Ludwig-Maximilians Universität München
Bachelor of Science (B.S.), Management Information Systems, General
1991 – 1994

Theresien-Gymnasium München
1987 – 1989

Maximiliansgymnasium München
1978 – 1986

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Werner Bauer
Senior Director of Software Engineering
September 16, 2007, Andreas managed Werner directly

Werner is an accomplished business professional and energetic team leader, with a proven ability to envision and implement reliable, large scale technology solutions. His kind personality and unshakable professional conduct has been at all times the rock solid foundation for our software development team during the most challenging times in our industry. I can personally and unequivocally recommend Werner for any position he decides to pursue and hope that the future will hold another opportunity to work with him again.

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